EXHIBIT INDEX



1. Consent of Independent Public Accountants                        EX-99.23.j




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports dated January 10, 1999 and to all references to our firm included in or made a part of this Post-Effective Amendment No. 4 to Berkshire Funds' Registration Statement on Form N-1A (file no. 333-21089), including the references to our firm under the heading "Financial Highlights" in the Prospectus and heading "Accountants" in the Statement of Additional Information.


/s/ McCurdy & Associates

McCurdy & Associates CPA's, Inc.
Westlake, Ohio
November 2, 1999